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                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated November 22, 2002, (except for the sixth through eighth paragraphs of Note 12, for which the date is December 24, 2002) accompanying the consolidated financial statements of Resource America, Inc. and subsidiaries ("RAI") included in this Registration Statement and also accompanying the consolidated financial statements and schedule included in RAI's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2002 which are incorporated by reference in this Registration Statement. We consent to the use of the aforementioned reports included in and incorporated by reference in the Registration Statement and to the use of our name as it appears under the caption "Experts".

                                                          Grant Thornton LLP
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                                                          Grant Thornton LLP
Cleveland, Ohio
May 14, 2003